EXHIBIT 11
                          HONEYWELL INC. AND SUBSIDIARIES

                         COMPUTATION OF EARNINGS PER SHARE
                    (Dollars in Millions Except Per Share Amounts)
                                   (Unaudited)
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                                                                              Three Months Ended
                                                                           March 30,      March 31,
                                                                              1997           1996
                                                                          ----------      --------
PRIMARY:
Income:
     Net income                                                           $      75.6    $      65.1
                                                                          ===========    ===========
Shares:
     Weighted average of shares outstanding during the year               126,782,640    126,851,136
                                                                          ===========    ===========
Earnings per share:
     Net income                                                           $      0.60    $      0.51
                                                                          ===========    ===========
ASSUMING FULL DILUTION:
Income:
     Net income                                                           $      75.6    $      65.1
                                                                          ===========    ===========
Shares:
     Weighted average of shares outstanding during the year               126,782,640    126,851,136
     Shares issuable in connection with stock plans
       less shares purchasable from proceeds                                2,389,746      2,562,133
                                                                          -----------    -----------
          Total Shares                                                    129,172,386    129,413,269
                                                                          ===========    ===========
Earnings per share:
     Net income                                                           $      0.59    $      0.50
                                                                          ===========    ===========

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